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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                   AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.
                (Name of Registrant as Specified in Its Charter)

                            MACKENZIE PATTERSON, INC.
                               AND C. E. PATTERSON
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         4) Proposed maximum aggregate value of transaction:
         5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1) Amount Previously Paid:
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         3) Filing Party:
         4) Date Filed:
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
                           MACKENZIE PATTERSON, INC.,
                          1640 School Street, Suite 100
                            Moraga, California 94556

American Residential Investment Trust, Inc., a Maryland corporation (the "Company") has notified its stockholders of its annual meeting, to be held July 19, 2002, at 10:00 a.m. local time at the San Diego Marriott Hotel, La Jolla, California. According to the Company's Proxy Statement filed with the Securities and Exchange Commission on June 7, 2002 (the "Company's Proxy"), the Company's directors intend to support five proposals at the meeting. The second and third of those proposals (the "De-REIT Proposals"), if passed, will result in termination of the Company's status as a real estate investment trust ("REIT"). We at MacKenzie Patterson, Inc., a California corporation engaged in a variety of investment and real estate related business activities, including management of private investment funds ("MPI" or "we"), strongly encourage you to oppose the De-REIT Proposals, and to support the MPI proposals described in the attached materials for the following reasons:

The De-REIT Proposals, if passed, will transform the Company from a stable, tax-free New York Stock Exchange ("NYSE") entity created and designed to produce significant dividend income for its stockholders into an untested start-up company that will likely be de-listed from NYSE. Passage of the De-REIT Proposals will eliminate any realistic opportunity for the stockholders to realize dividend income from the Company's diminishing assets, instead freeing up safely invested income producing assets for management to spend on its untested and unproven mortgage origination business (the "Pet Project").

Management claims that change is necessary because the Company's business model is flawed and can no longer produce adequate profits for the Company. The Company must, they say, try something new to recover. We believe it imprudent to entrust those who supervised the pursuit of a failed business model and approximately an $80,000,000 ($10 per share) reduction in the Company's market value (from the original offering price of $15 per share to the closing price of $4.99 on June 18, 2002) with more of the stockholders' money for their Pet Project. Management should be required to continue to distribute 90% of income to stockholders rather than spend our dividends on an expensive and risky start-up venture.

WE THEREFORE ARE SOLICITING YOUR PROXY FOR TWO REASONS:

1.       TO VOTE AGAINST PROPOSALS NUMBERED 2 AND 3 IN THE COMPANY'S PROXY; AND

2. TO VOTE IN FAVOR OF TWO PROPOSALS THAT WE WILL SUBMIT AT THE COMPANY'S ANNUAL MEETING TO REDUCE MANAGEMENT'S ENTRENCHMENT CAPABILITIES, AS DESCRIBED BELOW.

VOTE TO RETAIN TAX-FREE REIT STATUS

The Company's directors have offered the De-REIT proposals as a prerequisite to reinventing the Company as a mortgage originator. Management apparently believes that the stockholders will be better served by reinvesting Company income into very expensive and speculative start-up operations rather than distributing the income to stockholders. We don't agree. We believe stockholders invested in the Company because it is a REIT--an entity that produces substantial dividends on a pass-through basis (i.e. no taxation at the corporate level), with some of those dividends accorded capital gains treatment. Transformation to a typical C corporation will eliminate the tax advantages of the REIT and will eliminate the Company's obligation to distribute any of its earnings to the stockholders. If management truly believes that the stockholders will benefit from investment in a mortgage origination venture, then management should launch the venture separately and obtain separate financing for the venture. We, as stockholders, should not allow management to deploy the Company's substantial assets as venture capital financing.

Based upon four years of declining value, from an opening price of $15 per share on October 29, 1997 to the $4.99 on June 18, 2002, we do not believe that management can justify its continued role without making substantial change or improvement in the Company's operations. Therefore, we believe the Pet Project provides management with justification for its continued employment and control. We do not believe that the Pet Project provides any benefits to stockholders.

The REIT question is simple, we believe: do you want your investment to return to the kind of distributions the Company had in 1999 when it was able to pay distributions of $0.75 per share, or do you want an investment which will never be required to pay a dividend again? If you want the Company to be required to pay dividends when it is profitable, you should return the GREEN proxy card to us and mark your vote AGAINST proposals Number 2 and 3.

VOTE TO ALLOW STOCKHOLDERS TO EVALUATE OFFERS TO PURCHASE THE COMPANY

We believe this is an appropriate time for the Board of Directors of the Company to eliminate the Company's Rights Agreement, adopted by the Board of Directors without a stockholder vote on February 2, 1999 (the "Poison Pill"). We do not share the view of the Board of Directors that our Company needs to be "protected" from a purchase offer.

The Poison Pill was designed to impede a hostile bidder from acquiring the Company. We think the Poison Pill allows management to prevent anyone, even us stockholders, from removing the managers if it were determined that new management was in the best interests of the company.

We do not believe that the future possibility of an unsolicited hostile takeover bid justifies the unilateral implementation of a Poison Pill. We believe stockholders are entitled to determine a fair price for their holdings. Many scholars agree, having concluded that poison pills shift control of a corporation from the stockholders to management, giving management a veto power over buyout offers regardless of the benefits to stockholders. As Nell Minow and Robert Monks note in their book Power and Accountability (1991, reprinted July
1992), poison pills "amount to major de facto shifts of voting rights away from stockholders to management, on matters pertaining to the sale of the corporation. They give target boards of directors absolute veto power over any proposed business combination, no matter how beneficial it might be for the stockholders."1

A number of studies have concluded that the companies with poison pills underperform companies without poison pills. A 1986 study by the Office of the Chief Economist of the U.S. Securities and Exchange Commission on the economics of rights plans states that "[t]he stock-returns evidence suggests that the effect of poison pills to deter prospective hostile takeover bids outweighs the beneficial effects that might come from increased bargaining leverage of the target management." A 1992 study by Professor John Pound of Harvard University's Corporate Research Project and Lilli A. Gordon of the Gordon Group found a correlation between high corporate performance and the absence of poison pills. A 2001 study by researchers Paul A. Gompers and Joy L. Ishii at Harvard University and Andrew Metrick and the University of Pennsylvania's Wharton School created a governance index of stockholder rights for 1,500 firms and studied the relationship between that index, which took into account whether a company has a poison pill, and firm performance from 1990 to 1999. The study found that a low score on the index--denoting stronger stockholder rights--had a significant, positive correlation with firm value.

Rights plans like the Company's have become increasingly unpopular in recent years. In 2001, a majority of stockholders at 19 companies, including McDermott International, Profit Recovery Group, and Southwest Gas, voted in favor of proposals asking management to redeem or obtain stockholder approval for poison pills. We believe the time has come for the Company's stockholders to do so here too.

In order to do so, however, the Board of Directors must vote to redeem the Poison Pill. Although the Poison Pill does have a stockholder redemption provision, it is essentially meaningless because it requires a super-majority vote (2/3 of the Common Stock present and entitled to vote at the Special Meeting called for such a purpose and 60% of the shares of Common Stock outstanding, exclusive of any shares of voting stock held by the Offeror and its Affiliates), and management (including present or past affiliates of management) has control of over 30% of the shares. Thus, we are encouraging stockholders to vote in favor of a "request" to the Board of Directors to redeem the pill.

----------
1 We did not obtain the consent of the authors or the publishers to cite these publications, a fact which Exchange Act Rule 14a-12(c)(2)(ii) requires us to state (such consent is not required).

Given management's history of what we view as entrenchment behavior, we believe the Board of Directors will not comply with a stockholders' request. Thus, we also propose amending the Company's bylaws to make the directors more responsive to their stockholders' request by adding a director-nomination bylaw, which would require that any director nominated for reelection must have voted in favor of redeeming the Poison Pill if a majority of the stockholders requested that the Board of Directors do so within the past year. This will make the Board of Directors responsible to the stockholders.

We are not interested in nominating our own slate of directors for election to the Board. Our form of proxy provides you the opportunity to vote for the Company's nominees if you so desire, or to withhold authority as to any or all nominees. Neither do we have any interest in the Company's stock option plans. You should vote as you see fit on such proposals; the Company has described the details and effects of each such proposal in its Proxy Statement; however, please mark your vote as to ALL PROPOSALS on the GREEN proxy card. If you subsequently send in the Company's proxy card, your vote on the GREEN proxy card will be revoked, so please exercise extreme caution regarding the casting of your ballots. Mail ONLY the green ballot if you support our position and discard the Company's ballot.

Stockholders of record at the close of business on May 30, 2002 are entitled to vote at this meeting and any adjournments or postponements thereof.


       Very truly yours,
       C. E. PATTERSON
       Chief Executive Officer and President
       MacKenzie Patterson, Inc.
Moraga, California
June 21, 2002

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        IMPORTANT: PLEASE FILL IN, DATE, SIGN, AND PROMPTLY MAIL THE ENCLOSED
GREEN PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

                       2002 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                   AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.

                                 PROXY STATEMENT
                                       OF
                        MACKENZIE PATTERSON, INC. ("MPI")

                 THIS SOLICITATION IS BEING MADE BY MPI AND NOT
               ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

       The accompanying proxy is solicited by MacKenzie Patterson, Inc. ("MPI"), a stockholder and California corporation, for use at the annual meeting of stockholders of American Residential Investment Trust, Inc., a Maryland corporation (the "Company") to be held on July 19, 2002, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Proxy Statement. The date of this Proxy Statement is June 21, 2002, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                             SOLICITATION AND VOTING

       Voting Securities. According to the Company's proxy statement, only stockholders of record as of the close of business on May 30, 2002 will be entitled to vote at the meeting and any adjournment or postponement thereof. As of that date, there were 7,880,090 shares of common stock, $0.01 par value, of the Company issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held by him, her, or it. The Company's bylaws provide that a majority of all of the shares of stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and "broker non-votes" will each be counted as present for purposes of determining a quorum.

       Solicitation of Proxies. The expenses incurred in connection with soliciting proxies will be borne by MPI. MPI may solicit stockholders by mail, email, telephone, facsimile, or in person through its regular employees, and will request banks, brokers, and other custodians, nominees, and fiduciaries to solicit customers for whom they hold stock of the Company and will reimburse them for their reasonable, out-of-pocket costs. None of the persons soliciting proxies has any substantial interest in any matter to be acted upon at the 2002 Annual Meeting, other than MPI's and its funds' interests as stockholders. MPI does not, at this time, intend to retain commercial solicitation or advisory services to assist in this matter. Should such services be retained in the future, the terms of such an agreement will be made available. The entire expense of soliciting proxies for the 2002 Annual Meeting is being borne by MPI. MPI will not seek reimbursement for such expenses from the Company. Costs of this solicitation of proxies are expected to be approximately $20,000, primarily in legal and mailing costs. Total incurred to date in furtherance of or in connection with the solicitation of proxies is approximately $10,000. We intend to deliver a proxy statement and form of proxy to all shareholders of record of the Company, which is greater than the percentage of shares required to carry our proposals.

       Voting of Proxies. All valid proxies received prior to the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted AGAINST Company proposal numbers 2 and 3, IN FAVOR of our two proposals contained in this Proxy Statement, and ABSTAIN on all other matters. A stockholder giving a proxy has the power to revoke his, her, or its proxy at any time prior to the time it is exercised by delivery to the Secretary of the Company of either a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

       We ARE NOT SOLICITING your proxy with respect to this proposal. See the Company's Proxy Statement for information on its nominees. You may mark your proxy in favor or against such nominees, or you may abstain, and we will vote your proxy accordingly. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies will be voted as an ABSTENTION vote.

                                 PROPOSAL NO. 2
              APPROVAL OF AMENDMENT AND RESTATEMENT OF ARTICLES OF
                            AMENDMENT AND RESTATEMENT

BACKGROUND

       The Board wishes to terminate the Company's REIT status, effective no later than January, 2003. In connection with the termination, the Board wants to amend the Articles of Amendment and Restatement of the Company by deleting
Article X in its entirety. Article X currently contains restrictions on acquisition and transfer of Company stock that were designed to protect the Company's status as a REIT. Specifically, Article X:

       (1) prohibits any Company stockholder from owing more than 9.9% of the shares of Company's outstanding capital stock, unless the Board exempts such stockholder from the ownership limitation;

       (2) requires any potential transferee of shares of Company capital stock that would become the owner of more than 9.9% of the shares of Company's outstanding capital stock as a result of the transfer to file a notice of such acquisition with the Board;

       (3) gives the Board the discretion to take certain actions as the Board deems advisable to preserve Company's REIT status including, without limitation, refusing to effect certain transfers of the capital stock of Company on the books of the Company and redeeming shares of the capital stock of Company; and

       (4) nullifies certain transfers of Company capital stock that would or could cause adverse tax consequences.

PURPOSE AND EFFECT OF THE AMENDMENT AND RESTATEMENT

       The restrictions in Article X were designed specifically to protect REIT status. The Board understands that it must eliminate these restrictions in order to terminate REIT status. By removing these restrictions, the Board will be one step closer to its goal of liberating more Company income for its own projects.

CONSEQUENCES OF TERMINATION OF REIT STATUS

       If the Company terminates REIT status, the Company will be taxed as a C corporation for both federal and state purposes. The Company will then pay federal and state income taxes on Company earnings, without offset for distributions of income to stockholders. The Company will also be released from the requirement to pay 90% of its taxable income as dividends to stockholders. Moreover, distributions to stockholders will be taxable under the general rules applicable to investments in stock of C corporations. None of the dividends from the Company will be eligible for the favorable treatment accorded capital gain dividends by REITs.

       The very likely consequence of termination of REIT status will be loss of the annual dividends paid on shares of Company common stock--the Company stated in its Proxy Statement filed June 7, 2002 that "continued dividend payment does not fit with the Company's new growth strategy." In addition, termination of the Company's REIT status will require the Company to meet the original listing standards on the NYSE (where the Company's common stock is currently listed), which is highly unlikely. In fact, the Company acknowledged in its proxy statement that loss of listing on the NYSE is essentially a foregone conclusion if the Company terminates its REIT status. We believe that terminating its listing on the NYSE is a mistake and will lessen the Company's appeal to investors, which we believe will result in a lower stock price.

       The termination of the Company's status as a REIT is necessary to pursue aggressively and expand the Pet Project. We believe the Pet Project facilitates the preservation of existing management. The termination of REIT status allows management to deploy the Company's available capital for the Pet Project. We believe that investors would be better served if the Company liquidated and let its investors choose their own new venture in which to invest those funds. If the present business model is no longer viable, as the Company appears to believe, then we believe the Company should return stockholders' money; not decide for them how to reinvest it.

VOTE REQUIRED AND MPI'S RECOMMENDATION

       The affirmative vote of a majority of the shares of outstanding common stock is required for approval of this proposal. Abstentions and "broker non-votes" will be counted as present for purposes of determining if a quorum is present. Abstentions and "broker non-votes" will have the same effect as a "NO" vote.

        MPI RECOMMENDS A VOTE "AGAINST" AMENDMENT AND RESTATEMENT OF THE ARTICLES OF AMENDMENT AND RESTATEMENT OF THE COMPANY.


                                 PROPOSAL NO. 3
              APPROVAL OF AMENDMENT OF AMENDED AND RESTATED BYLAWS

BACKGROUND

       In connection with the termination of the Company's REIT status, the Company wants to amend the Amended and Restated Bylaws of the Company to delete
Article II, Section 12 in its entirety. Article II, Section 12 currently requires the Company to manage its assets and investments in a manner that complies with the restrictions applicable to REITs. Amendment or termination of this provision requires a supermajority vote of the stockholders.

PURPOSE AND EFFECT OF THE AMENDMENT AND RESTATEMENT

       The provisions of Article II, Section 12 were designed to protect REIT status. In fact, the supermajority voting requirement strongly suggests that these provisions were intended specifically to protect the stockholders' desire for REIT ownership. The Board understands that it must eliminate these provisions in order to terminate REIT status. By removing these provisions, the Board will be one step closer to its goal of liberating more Company income for its own projects.

VOTE REQUIRED AND MPI'S RECOMMENDATION

       The affirmative vote of 66 2 / 3 % of the shares of outstanding common stock is required for approval of this proposal. Abstentions and "broker non-votes" will be counted as present for purposes of determining if a quorum is present. Abstentions and "broker non-votes" will have the same effect as a "NO" vote.

        MPI RECOMMENDS A VOTE "AGAINST" APPROVAL OF THE AMENDMENT OF THE AMENDED AND RESTATED BYLAWS.

                                 PROPOSAL NO. 4
                 APPROVAL OF AMENDMENT TO 1997 STOCK OPTION PLAN

       MPI is not soliciting your vote on this proposal. Please see the Company's Proxy for information on this proposal. You should mark your proxy in favor or against such proposal, or you may abstain, and we will vote your proxy accordingly. If you fail to mark a choice on the proxy, it will be voted as an ABSTENTION vote. Abstentions and "broker non-votes" will be counted for purposes of determining the presence of a quorum but will otherwise have no effect on the outcome of this vote.

                                 PROPOSAL NO. 5
        APPROVAL OF AMENDMENT TO 1997 OUTSIDE DIRECTORS STOCK OPTION PLAN

       MPI is not soliciting your vote on this proposal. Please see the Company's Proxy for information on this proposal. You should mark your proxy in favor or against such proposal, or you may abstain, and we will vote your proxy accordingly. If you fail to mark a choice on the proxy, it will be voted as an ABSTENTION vote. Abstentions and "broker non-votes" will be counted for purposes of determining the presence of a quorum but will otherwise have no effect on the outcome of this vote.


      PROPOSALS TO BE BROUGHT BEFORE THE STOCKHOLDERS AT THE ANNUAL MEETING

       We have given advance notice to the Company, as required by the Company's bylaws, of our intention to bring the following two proposals before the stockholders at the Annual Meeting and any adjournments or postponements thereof. We are soliciting your proxy with respect to these proposals in order to vote in FAVOR of them at the meeting.

                                 PROPOSAL NO. 6
     A REQUEST TO THE BOARD OF DIRECTORS TO REDEEM THE COMPANY'S POISON PILL

BACKGROUND

       On February 2, 1999, without stockholder approval, the Board adopted a Rights Agreement, under which the Company issued Preferred Stock Purchase Rights, commonly referred to as a poison pill (the "Poison Pill"). The Poison Pill makes the cost of acquiring the Company prohibitively expensive for a potential acquirer, unless the acquirer first obtains the endorsement of the Board. As such, the Poison Pill also provides significant protection for incumbent Board members who wish to retain their positions. The Board justified its adoption of the Poison Pill by citing the potential benefits that flow from deterrents to hostile tender offers--preventing coercive, two-tier tender offers and possibly giving management more leverage to negotiate a favorable price with a potential acquiror.

       We believe the Board should redeem the Poison Pill. The Poison Pill is an impediment to liquidating or selling Company assets, which we believe would maximize stockholder value, because it vastly increases the cost to a potential bidder of effecting any merger or tender offer that is not approved by the Board. We believe the Poison Pill may be unjustifiably deterring third parties who might otherwise submit proposals to acquire some or all of the Company's assets.

        Poison pills "amount to major de facto shifts of voting rights away from stockholders to management, on matters pertaining to the sale of the corporation. They give target boards of directors absolute veto power over any proposed business combination, no matter how beneficial it might be for the stockholders." See Neil Minow and Robert Monks, Power and Accountability (1991). In theory, the board's fiduciary duties limit this veto power, but this limit is effective only if the Board heeds its fiduciary duties or the stockholders challenge Board actions. This proposal is just such a stockholder challenge, because we do not believe the Company's Board should have that veto power.

TEXT OF THE PROPOSAL

       RESOLVED: That the stockholders of American Residential Investment Trust, Inc. (the "Company") hereby request that the Board of Directors redeem the Preferred Stock Purchase Rights issued pursuant to the Rights Agreement dated as of February 2, 1999 between the Company and American Stock Transfer & Trust Company.

PURPOSE AND EFFECT OF THE PROPOSAL

       This proposal is not binding upon the Board. It is simply a request, which the Board may honor or ignore. In fact, given management's history of what we see as entrenchment behavior, we do not believe the Board will act on the stockholders' recommendation, even if a majority of stockholders approve the recommendation. Thus, we are also proposing an amendment to the Company's bylaws to make the directors more responsive to their stockholders' requests (see Proposal Number 7, below). In combination with Proposal Number 7, we believe this proposal will apply some pressure to Directors to redeem the Poison Pill.

VOTE REQUIRED AND MPI'S RECOMMENDATION

       The affirmative vote of a majority of the shares of outstanding common stock is required for approval of this proposal. Abstentions and "broker non-votes" will be counted as present for purposes of determining if a quorum is present. Abstentions and "broker non-votes" will have the same effect as a "NO" vote.

        MPI RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                                 PROPOSAL NO. 7
    APPROVAL OF DIRECTOR NOMINATION AMENDMENT OF AMENDED AND RESTATED BYLAWS

BACKGROUND

       In the absence of additional incentives, we do not believe the Company's Board will redeem the Poison Pill, even if a majority of the stockholders recommend redemption. Thus, we propose a director-nomination bylaw, which will require that a director can be nominated for re-election only if the director voted to approve the redemption or elimination of the Poison Pill within 180 days after a majority of the stockholders formally encouraged the Board to do so.

       We believe this amendment will force the Board to be more responsive to stockholder desires, while preserving each director's ability to vote in a manner that such director deems to be in the best interest of the Company.

TEXT OF THE AMENDMENT

       RESOLVED, that the Company's Amended and Restated Bylaws shall be further amended by adding a new Section 15 to Article II of the Amended and Restated Bylaws, as follows:

         SECTION 15. Nominations. Any person may be nominated for election to the Board of Directors, provided, however, that if such person previously has served on the Board of Directors, such Director shall be eligible for nomination and election only if while serving as a Director that person did not fail to approve the redemption or elimination of a poison pill or stockholder rights plan (such as the Corporation's Rights Plan dated February 2, 1999 or any similar or replacement plan) within 180 days after a majority of the stockholders of the Corporation have approved a resolution requesting the Board of Directors to do so.

PURPOSE AND EFFECT OF THE AMENDMENT

       This amendment will establish a qualification for nomination to the Board. A candidate for election to the Board will be ineligible for such nomination if s/he fails to approve the redemption or elimination of the Poison Pill within 180 days of the passage of a stockholder proposal requesting the Board to do so. This new bylaw will pressure any director wishing to be reelected to seriously consider any such stockholder recommendation, and to spur the other Board members consider and vote on whether to carry out the stockholder recommendation (because the amendment requires such a vote for a present director to be qualified for re-nomination, regardless of whether or not the Board ever holds a vote on the matter).

       This amendment will not require the Board to redeem the Poison Pill. If any Board member believes that the Poison Pill should remain in place despite a stockholder request to eliminate the Poison Pill, then the Board member can ignore the stockholder request. Those directors who do not vote to redeem or eliminate the Poison Pill simply will not be eligible for reelection. Because the Company has a staggered Board, at the 2003 Annual Meeting only three directors could theoretically be disqualified for reelection (if this bylaw amendment is passed, the stockholders request the redemption of the Poison Pill, and those Directors refuse to vote to redeem the Poison Pill). The other five Directors will remain in office, but will be ineligible for reelection in 2004 or 2005, when their terms expire, if they do not honor a stockholder resolution encouraging them to redeem the Poison Pill.

       Even if a particular director cannot be nominated to the Board, the other Board members will still control the nomination process, notwithstanding the passage of this amendment. Thus, there is no guarantee that the Board will redeem the Poison Pill, even if the stockholders pass both this proposal and Proposal #6. This amendment simply refocuses the debate--if the Directors believe strongly enough that the Poison Pill is important, they can vote against its redemption and serve out the remainder of their terms.

       In the absence of this amendment, we believe the Board will continue to exhibit what we view as traditionally self-interested behavior (keeping their jobs is in their self-interest). In other words, they will oppose any attempt to redeem the Poison Pill, which will have the effect of maintaining their rich, entrenched positions.

VOTE REQUIRED AND MPI'S RECOMMENDATION

       Article (or Section) X of the Amended and Restated Bylaws of the Company requires a majority vote to approve an amendment to the bylaws so long as the amendment does not modify or amend Sections 1 through 14 of Article II or
Section 2 of Article I (for which a 66 2/3% vote is required). This amendment adds a new Section 15 to Article II, so holders of a majority of the shares of Company common stock must vote to approve the amendment. Abstentions and "broker non-votes" will be counted as present for purposes of determining if a quorum is present. Abstentions and "broker non-votes" will have the same effect as a "NO" vote.

        MPI RECOMMENDS A VOTE "FOR" THIS AMENDMENT OF THE AMENDED AND RESTATED BYLAWS.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       According to the Company's definitive Proxy Statement on Schedule 14A, filed June 7, 2002, the following table sets forth certain information, as of April 12, 2002, with respect to the beneficial ownership of the Company's common stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding common stock of the Company, (ii) each director and director-nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table below, and (iv) all executive officers and directors of the Company as a group.

                                                 Shares Beneficially Owned(2)
Name and address of                               Number           Percentage
Beneficial Owner(1)                             of Shares              of
                                                                    Class(3)

MDC REIT Holdings, LLC (4)                       1,600,000              20.3
Howard Amster(5)                                   687,500               8.7
H. James Brown(6)                                   30,509                 *
Keith Johnson                                       35,053                 *
Ray W. McKewon(6)                                   30,750                 *
Richard T. Pratt(6)                                 38,300                 *
Mark J. Riedy(6)                                    51,000                 *
John M. Robbins(7)                                 424,653               5.2
John C. Rocchio(8)                                       0                 *
Jay M. Fuller(7)                                   351,600               4.4
Judith A. Berry(9)                                 109,980               1.4
Lisa S. Faulk(10).                                  70,000                 *
Randall A. Myres(11)                                55,000                 *
All Directors and Executive Officers as a group  1,268,845              14.3
(13 persons)(12)
*Represents less than 1% of the outstanding shares of the Company's common stock.

(1) Unless otherwise indicated, the address for each person or entity named above is c/o American Residential Investment Trust, Inc., 10421 Wateridge Circle, Suite 250, San Diego, California 92121.

(2) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable.

(3) Calculated on the basis of 7,880,909 shares of common stock outstanding, except that shares of common stock underlying options exercisable within 60 days of April 12, 2002, are deemed to be outstanding pursuant to the rules of the Securities and Exchange Commission for purposes of calculating the beneficial ownership of securities of the holders of such options.

(4) The address for MDC REIT Holdings, LLC ("Holdings") is 11000 Santa Monica Boulevard, Los Angeles, California 90025. The managing member of Holdings is Home Asset Management Corp. (the "Manager"). Accordingly, the Manager may be deemed to have voting control of the shares of the Company's common stock held by Holdings with respect to ordinary and usual matters. Transactions which could result in the disposition of the shares of the Company's common stock by Holdings require the approval of the members of Holdings having membership interests which constitute more than 80% of all membership interests. No single member or group of affiliated members of Holdings holds 80% of the membership interests of Holdings. The shares of the Company's common stock held by Holdings have been pledged as collateral to certain entities affiliated with TCW/Crescent Mezzanine, L.L.C. See "Certain Relationships and Related Transactions" on the Company's Preliminary Proxy on Schedule 14A, filed May 10, 2002.

(5) This information is from the Schedule 13D filed on September 17, 1998 by Mr. Amster. Mr. Amster's address is 23811 Chagrin Blvd., #200, Beachwood, OH 44122-5525. Mr. Amster has sole voting power of 607,500 shares and shared voting power of 23,800 shares. Ramat Securities Ltd. owns 80,000 shares and Mr. Amster owns 83% of Ramat Securities. Mr. Amster disclaims beneficial ownership of the following shares which are not included in the Beneficial Ownership table: 4,800 shares held by Tamara F. Gould IRA, Mr. Amster and Tamara Gould are husband and wife; 65,200 shares held by Gould Trading Company, which is 100% owned by Tamara Gould; 3,600 shares held by Amster Ltd. Partnership, of which Mr. Amster is a General Partner; 11,600 shares held by Amster Trading Co. Charitable Remainder Unitrust, of which Mr. Amster has the right to change the trustee; 8,200 shares held by Howard M. Amster Charitable Remainder Unitrust, of which Mr. Amster has the right to change the trustee; and 400 shares held by Pleasant Lake Apt. Ltd. Partnership, of which Mr. Amster is the President.

(6) Includes 30,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 12, 2002.

(7) Includes 295,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 12, 2002.

(8) See Note 4. Mr. Rocchio is an officer and director of TCW Asset Management Company and is affiliated with other TCW entities, including TCW/Crescent Mezzanine Partners, L.P., TCW/Crescent Mezzanine Trust, TCW/Crescent Mezzanine Investment Partners, L.P., Crescent/Mach I Partners, L.P. and TCW Shared Opportunity Fund II, L.P. (collectively, the "TCW Entities"). The TCW Entities own approximately 30% of the membership interest in Holdings, which is the beneficial owner of 1,600,000 shares of the Company's common stock. The TCW Entities also own warrants to purchase 666,667 shares, or 34.7% of the common stock of the Manager, the managing member of Holdings (and, until December 20, 2001, the Company's external REIT manager). Mr. Rocchio disclaims any beneficial interest in the 1,600,000 shares of the Company common stock that are subject to the TCW Entities' security interest.

(9) Includes 100,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 12, 2002.

(10) Represents 70,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 12, 2002.

(11) Includes 35,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 12, 2002.

(12) See Notes 6-11. Includes 985,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 12, 2002.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

We and our directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies of the Company's stockholders to vote in the manner requested by this letter. We are the manager of certain investment funds, which collectively beneficially own the following shares of common stock of Company. Our investment funds and we have no substantial interest in this solicitation other than as owners of the Company's common stock.

                           Name                     Shares (all Common Stock)   Percentage

Accelerated High Yield Income Fund I                         12,400                  *
Accelerated High Yield Pension Investors                      8,400                  *
LP Secondary Market                                          42,200                  *
MP Income Fund 12, LLC                                       42,500                  *
MP Income Fund 18, LLC                                        6,000                  *
MP Value 5, LLC                                              32,100                  *
MacKenzie Patterson Special Fund                             29,100                  *
Real Estate Securities Fund 1983                             47,000                  *
Moraga Fund 1, LP                                            25,000                  *
Moraga DeWaay Fund, LLC                                      24,000                  *
Patterson Real Estate Services                               17,500                  *
Previously Owned Mortgage Partnership Income Fund 3          30,000                  *
C. E. Patterson                                            316,200 (1)              4.0
Glen W. Fuller (2)                                              0                    0
All participants as a group                                  316,200                4.0

*Represents less than 1% of the outstanding shares of the Company's common stock. Calculated on the basis of 7,880,909 shares of common stock outstanding, as disclosed by the Company in its Proxy Statement on Schedule 14A, filed June 7, 2002.
(1) Mr. Patterson may be deemed to beneficially own the shares of the funds listed above by virtue of his ownership therein and/or his power to direct the voting power of the securities held by such funds. Mr. Patterson does not directly own any shares of the Company's common stock.
(2) Mr. Fuller is an officer and director of MPI, the general partner of the funds, and may be deemed to be a participant if he solicits proxies on behalf of MPI.

                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

       Please refer to the Company's Proxy Statement filed June 7, 2002 for information regarding stockholder business to be presented at next year's annual meetings of stockholders.

                          TRANSACTION OF OTHER BUSINESS

       We believe the existing Board will attempt to ignore our proposals at the upcoming Annual Meeting. The Company stated in its definitive Proxy Statement filed June 7, 2002 that "[i]n accordance with its bylaws, American Residential will bring before the meeting only business that has been referred to in the
Notice of Meeting and this Proxy Statement. ...The Board has . . . received a reasoned opinion from Maryland counsel indicating that MPI's proposal to amend the Company's bylaws is not a proper proposal for stockholder action under Maryland law. Accordingly, the Board is not asking for your proxy to vote on MPI's proposals at this time. If the proposal to amend the Company's bylaws is brought before the Annual Meeting, the Board reserves its right to take any and all actions which it believes are appropriate and in the best interests of the Company and the stockholders. If permitted by the federal securities laws, the Board intends to exercise discretionary authority as to any proposals properly brought before the meeting."

       We believe that the proposals we have submitted to you and to the Company are proper for stockholder action. The bylaw amendment relates to setting qualifications for director nominations, which, under Maryland law, is specifically identified as a topic to be addressed in the bylaws. See Maryland General Corporation Law Section 2-403. MPI has properly noticed the Company of its intent to bring its proposals before the Annual Meeting, and has received its own reasoned opinion from Maryland counsel that its proposals are proper. The Company has provided no justification for ignoring our proposals. If necessary, MPI may bring a lawsuit to compel the consideration of its proposals at the Annual Meeting. MPI would not seek reimbursement from the Company for such a lawsuit.

       Very truly yours,
       C. E. PATTERSON
       Chief Executive Officer and President
       MacKenzie Patterson, Inc.

                   AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.
                  Proxy for the Annual Meeting of Stockholders
                           To be held on July 19, 2002
                     Solicited by MacKenzie Patterson, Inc.,
                  NOT by the Board of Directors of the Company

       The undersigned hereby appoints Glen W. Fuller, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in American Residential Investment Trust, Inc., a Maryland corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the San Diego Marriott Hotel, La Jolla, California on July 19, 2002, at 10:00 a.m. local time, and at any adjournment or postponement thereof as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of MacKenzie Patterson, Inc. dated June 21, 2002 (the "Proxy Statement"), receipt of which is hereby acknowledged.

        THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED "AGAINST PROPOSALS 2 AND 3, "FOR" PROPOSALS 6 AND 7, AND "ABSTAIN" ON ALL OTHER PROPOSALS.

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE
                           REPRESENTED AT THE MEETING.

1. To elect the following two (2) persons as Class II directors to hold office for a three-year term and until their respective successors are elected and qualified:

   ---------------------------------------- ------------------------------------
   |_|  FOR all nominees listed below       |_| WITHHOLD AUTHORITY (except as
                                            marked to the contrary
                                            below) to vote for all
                                            nominees listed below
   ---------------------------------------- ------------------------------------
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                                  Keith Johnson
                                Richard T. Pratt


MPI RECOMMENDS A VOTE "AGAINST" PROPOSAL NUMBER 2

2. To approve the amendment and restatement of Company's Articles of Amendment and Restatement in preparation for the termination of Company's status as a REIT, including the deletion of Article X thereof. Article X contains certain restrictions on the acquisition and transfer of shares of Company common stock designed to preserve Company's status as a REIT. Article X also prohibits the holding of Company capital stock by entities that could result in the imposition of a penalty tax on Company or endanger the tax status of real estate mortgage investment conduits or taxable mortgage pools in which Company has an interest.

    |_| AGAINST                 |_| ABSTAIN                       |_| FOR



MPI RECOMMENDS A VOTE "AGAINST" PROPOSAL NUMBER 3

3. To approve the amendment of Company's Amended and Restated Bylaws in preparation for the termination of Company's status as a REIT, to delete Article II, Section 12 thereof. Article II, Section 12 provides that the Board of Directors of Company has a duty to ensure that Company's treatment of its assets and investment policies complies with the restrictions applicable to real estate investment trusts.

    |_| AGAINST                 |_| ABSTAIN                       |_| FOR


4. To ratify an increase in the maximum aggregate number of shares that may be issued under Company's 1997 Stock Option Plan from 774,800 to 1,474,800.

    |_| FOR                     |_| AGAINST                       |_| ABSTAIN

5. To ratify an increase in the maximum aggregate number of shares that may be issued under Company's 1997 Outside Directors Stock Option Plan from 120,000 to 210,000.

    |_| FOR                     |_| AGAINST                       |_| ABSTAIN


MPI RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER 6

6. To request that the Board of Directors redeem the Preferred Stock Purchase Rights issued pursuant to the Rights Agreement dated as of February 2, 1999.between the Company and American Stock Transfer & Trust Company.

    |_| FOR                     |_| AGAINST                       |_| ABSTAIN


MPI RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER 7

   |_| FOR                      |_| AGAINST                        |_| ABSTAIN

7. To amend the bylaws of the Company by adding a new Section 15 to Article II of the Amended and Restated Bylaws, to read as follows:

         SECTION 15. Nominations. Any person may be nominated for election to the Board of Directors, provided, however, that if such person previously has served on the Board of Directors, such Director shall be eligible for nomination and election only if while serving as a Director that person did not fail to approve the redemption or elimination of a poison pill or stockholder rights plan (such as the Corporation's Rights Plan dated February 2, 1999 or any similar or replacement plan) within 180 days after a majority of the stockholders of the Corporation have approved a resolution requesting the Board of Directors to do so.


Signature: _________________________  Joint Signature: _________________________
                                                           (if held jointly)
Name:      _________________________  Name:  ___________________________________

Title:     _________________________

Please sign exactly as name appears on      Estimated # of
your certificate.  When shares are          Shares Being Voted: ______________
held jointly, signatures should include
both names. When signing as any other
entity, please give full title in such
entity.                                     Dated:____________________